EXHIBIT 99.1

Optio Software Reports First Quarter Results for Fiscal 2006

ALPHARETTA, GA – June 13, 2005 – Optio Software (OTCBB:OPTO.OB), a leading provider of document automation solutions to help organizations achieve unprecedented speed, accuracy, functionality and quality in their inbound and outbound document processes, today reported financial results for its first fiscal quarter ended April 30, 2005.

First Quarter Revenue and Cost of Revenue

For the first quarter, total revenue was $6.9 million, down 4 percent from $7.2 million in the prior year quarter. Software license revenues were $2.2 million in the three months ended April 30, 2005, compared to $2.9 million in the first quarter of the prior year.

Optio’s subscription licensing contracts contributed $509,000 to the quarter ended April 30, 2005. Services and maintenance revenues declined 3 percent to $4.2 million for the three months ended April 30, 2005, compared to $4.3 million for the same period in fiscal 2005.

Total cost of revenue increased slightly to $1.8 million in the first quarter of fiscal 2006 from $1.7 million reported during the same quarter in the prior year.

Operating Expenses

Optio continued its investment in sales and marketing and research and development, reporting an increase in total operating expenses of 7 percent to $5.2 million during the first quarter of fiscal year 2006, compared to $4.9 million for the three months ended April 30, 2004.

Net Income (Loss)

Net loss for the first quarter of fiscal 2006 was $90,000 and diluted earnings per share (EPS) were $0.00, a decline from net income of $569,000 and diluted EPS of $0.02 in the prior-year quarter. The net loss for the first quarter of fiscal 2006 was the second net loss reported in the prior nine fiscal quarters. The company reported four straight quarters of profitability during fiscal 2005.

“We anticipated and planned for this small net loss resulting from our shift to the subscription licensing model in our healthcare market and our strategic investments in sales and marketing and research and development personnel and activities during the first quarter,” said Wayne Cape, chairman, president and chief executive officer of Optio Software. “We believe these prudent investments are necessary to execute on our strategy, grow revenues and build on our success in the months and years ahead. We also believe our move to a subscription license contracts will help us boost market share in the healthcare market.”

First Quarter Highlights and Business Metrics

•	Several significant software license transactions were closed during the quarter, including sales to GE Infrastructure Security, U.S. Department of Interior – National Business Center, and Mercy Health Partners.

•	Other notable sales during the quarter included: Huttig Building Products, Thermos, LLC, LabOne and AAI Corporation.

•	Wray Community Hospital, an acute-care facility in Wray, Colo., signed a five-year subscription license for Optio QuickRecord® Suite electronic health record and Optio MedEx™ forms management solutions.

•	Optio closed the quarter with $5.8 million in cash and cash equivalents, compared to $5.4 million as of Jan. 31, 2005.

•	Cash flows from operations were $221,000.

•	The company had no outstanding balance on its line of credit as of April 30, 2005.

•	Optio invested $170,000 more in direct marketing activities than in the same quarter of the prior year.

•	Optio launched the Optio QuickRecord Suite at the 2005 Healthcare Information and Management Systems Society (HIMSS) Annual Conference and Exhibition in mid-February. The company also announced at the HIMSS conference a new version of its MedEx product that improves documents-on-demand and forms automation performance.

•	Twenty new Optio employees were hired between April 30, 2004 and April 30, 2005, including the additional employees gained with the VertiSoft acquisition, bringing the company’s total headcount to 171 as of April 30, 2005 and strengthening Optio’s research and development, marketing and sales teams.

•	Five new members joined Optio’s 2005-2006 Enterprise and Healthcare Customer Advisory Boards, which offer insights and provide feedback on product direction.

About Optio Software

Optio Software provides document automation solutions to help organizations achieve unprecedented speed, accuracy, functionality and quality in their inbound and outbound document processes. More than 5,000 customers use Optio solutions to streamline business document-intensive processes and reduce costs as they extend their investments in hospital information systems (HIS) and enterprise resource planning (ERP) applications. Founded in 1981, Optio Software, headquartered in Alpharetta, Ga., maintains Europe, Middle East and Africa headquarters in Paris, and sales offices in Germany and the United Kingdom. More information about Optio Software (OTCBB:OPTO.OB) is available at OptioSoftware.com.

© Copyright 2005, Optio Software, Inc. All Rights Reserved. Optio is a registered trademark and Optio Imaging Solutions is a trademark of Optio Software, Inc. Other companies and products mentioned in this document are the property of their respective owners.

Forward Looking Statements

This press release includes statements and other matters that could be considered to be forward-looking and subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. Factors that might cause or contribute to such differences include, but are not limited to, risks associated with Optio’s reliance on strategic marketing and reseller relationships, the collectibility of Optio’s accounts receivable and note receivable (specifically, the M2 note receivable), fluctuations in operating results because of acquisitions or dispositions, failure to integrate new products and newly acquired companies, diversion of management resources relating to acquisitions, reduction in cash reserves relating to acquisitions, challenges relating to acquisitions and the possibility that this may cause Optio to no longer be profitable, the negative effect on Optio’s earnings relating to the amortization or potential write-down of acquired assets or goodwill, failure to retain the business relationships with existing customers of acquisitions, changes in competition, changes in economic conditions in the U.S. and in other countries in which Optio currently does business (both general and relative to the technology industry), delays or inability in developing new or unique software, market acceptance of new products, the failure of new products to operate as anticipated, expectation of achieving and sustaining operating profits and earnings, including the timing of such cash flow and company performance, disputes regarding Optio’s intellectual property, risks relating to the delisting of our stock, possible adverse results of pending or future litigation, or risks associated with Optio’s international operations. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of Optio. These and additional factors are set forth in “Safe Harbor Compliance Statement for Forward-Looking Statements” included as Exhibit 99.1 to Optio’s most recent Annual Report on Form 10-K. You should carefully review these risks and additional risks described in other documents Optio files from time to time with the Securities and Exchange Commission, including the Quarterly Report of Form 10-Q that Optio will file on or before June 14, 2005.

OPTIO SOFTWARE, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended April 30,
	2005	2004
Revenue:
License fees	$2,211	$2,881
Subscription revenue	509	—
Services, maintenance, and other	4,196	4,325

	6,916	7,206

Cost of revenue:
License fees	182	149
Services, maintenance, and other	1,615	1,586

	1,797	1,735

	5,119	5,471

Operating expenses:
Sales and marketing	2,861	2,695
Research and development	1,278	1,085
General and administrative	917	1,053
Depreciation and amortization	188	71

	5,244	4,904

Income (loss) from operations	(125)	567

Other income (expense):
Interest income	56	42
Interest expense	(2)	(4)
Other	(1)	21

	53	59

Income (loss) before income taxes	(72)	626
Income tax expense	18	57

Net income (loss)	(90)	569

Net income (loss) per share - basic	$(0.00)	$0.03

Net income (loss) per share - diluted	$(0.00)	$0.02

Weighted average shares outstanding - basic	20,860,295	19,399,918

Weighted average shares outstanding - diluted	20,860,295	23,002,374

OPTIO SOFTWARE, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	April 30, 2005	January 31, 2005
ASSETS

Current Assets:
Cash and cash equivalents	$5,797	$5,433
Accounts receivable, net	4,245	4,734
Note receivable from M2	376	353
Other current assets	630	430

Total current assets	11,048	10,950

Property and equipment, net	699	668
Note receivable	1,904	2,008
Goodwill and other intangible assets, net	3,709	3,778
Other assets	147	91

Total assets	$17,507	$17,495

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$897	$932
Other accrued liabilities	1,634	2,000
Deferred revenue	6,765	6,458
Current portion of debt and capital lease obligations	65	86

Total current liabilities	9,361	9,476

Long-term portion of debt and capital lease obligations	7	7
Long-term accrued expenses	78	85

Shareholders’ equity	8,061	7,927

Total liabilities and shareholders’ equity	$17,507	$17,495